Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and General Release (“Agreement”) is made by and between Andrew R. Gere (“Employee”) and San Jose Water Company (the “Company”). The term “Parties” or “Party” used herein shall refer to Employee and the Company as appropriate.

1. Transition and Separation Date. Provided Employee signs this Agreement by July 6, 2023, and provided Employee complies with the terms of this Agreement, Employee’s last day of employment with the Company is July 20, 2023, unless terminated earlier pursuant to this Agreement (“Separation Date”). During the period June 26, 2023, through July 20, 2023, (“Transition Period”) Employee will remain an employee of the Company and will continue to be paid his salary and benefits. Unless requested by the Company, Employee will not perform any services for the Company, and Employee’s access to the Company systems will be cut off. If Employee starts new employment during his Transition Period, he must notify Stephanie Orosco in writing at stephanie.orosco@sjwater.com at least three days before the start of Employee’s new employment and Employee’s employment will end upon the commencement of Employee’s new employment. If Employee’s employment terminates earlier than July 20, 2023, that earlier date will become the “Separation Date” for the purposes of this Agreement and its Exhibit A. Employee agrees to work with Kristal Castrejon to promptly cancel all outstanding business travel tickets, hotels, and any other reservations Employee has purchased for his employment with the Company and to submit all reimbursement requests to the Company within 10 days of his signature hereof. If Employee fails to sign this Agreement by the expiration date in Paragraph 28 below, his employment will end on the Expiration Date. If Employee breaches this Agreement, the Company shall have the right to terminate Employee’s employment forthwith. Employee will resign his position with the National Association of Water Companies and any and all other entities that he was associated with as a result of his employment with the Company or SJW Group on or before July 6, 2023, and agrees not to provide any service or membership on behalf of the Company or SJW Group after June 26, 2023.

2. Severance Payment. For good and valuable considerations, receipt of which is hereby acknowledged, and provided this Agreement and the Supplemental Release attached hereto as Exhibit A have been timely executed and not revoked, and subject to his compliance with the terms of this Agreement and the Supplemental Release, the Company shall pay Employee One Hundred Eighty Thousand Dollars and Zero Cents ($180,000.00) less applicable tax withholdings and other lawful deductions (“Severance Payment”). The Severance Payment will be reported on a Form W-2 issued to Employee. The Severance Payment will be paid in one lump sum within 30 days following the Separation Date. The Company shall also transfer to Employee, as his personal property and in consideration of his execution hereof, title to the company vehicle he used during his employment in 2023. The current market value of the vehicle will be included in compensation reported on the Form W-2 issued to the Employee. Employee shall pay the Company for his portion of the employment taxes on this value. All taxes and other fees related to the transfer and all expenses related to future service and upkeep of the vehicle will be borne by Employee. Employee may also retain the mobile cellphone number he used during his employment.

3. Benefits. Employee’s medical benefits will end on the last day of July 2023. Other coverages, if Employee elected them, will also cease on the Separation Date. All his other Company benefits, including his right to participate in the Short-Term Incentive Plan, will cease on his Separation Date. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, cease as of the Separation Date. Employee’s payroll deductions to the SJW Employee Stock Purchase Plan (the “ESPP”) will also cease as of the Separation Date and any payroll deductions contributed to the ESPP that had not yet been used to purchase shares will be refunded in accordance with the terms of the ESPP. The Company acknowledges that as of his Separation Date, Employee’s combined age and Years of Service will entitle him to an unreduced early retirement pension under the terms of the San Jose Water Company Retirement Plan. Employee is fully vested under the San Jose Water Company Retirement Plan, the Salary Deferral Plan, and SERP and is entitled to all benefits to which he is due in accordance with the terms of those plans.

4. Salary and Unused Vacation. Whether or not Employee signs this Agreement, on the Separation Date, the Company will pay Employee all his salary earned through the Separation Date and all vacation time and/or paid time off that Employee has accrued but has not used.

5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than (a) payment of vested amounts payable under the Company’s qualified retirement plans, the Company’s Executive Supplemental Retirement Plan and the Special Deferral Election Plan, which amounts will be paid in accordance with the terms of those plans, (b) the consideration set forth in this Agreement and (c) the vesting of the Performance-Based Restricted Stock Unit Awards as set forth in Paragraph 7, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, severance, fees, reimbursable expenses, commissions, stock, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, or any other applicable federal, state or local leave law, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.

6. Tax Consequences and Withholding. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or Employee’s delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. All payments and benefits made, or provided, by the Company to Employee (or the Employee’s dependents, beneficiaries or estate) pursuant to this Agreement will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law or written agreement.

7. Equity Awards. Employee was previously granted time-based and performance-based restricted stock unit awards under the SJW Group Long Term Incentive Plan. Employee will cease vesting in each outstanding Time-Based Restricted Stock Unit Award upon the Separation Date in accordance with the agreement evidencing the award and the restricted stock units that were unvested under each such award will be forfeited on the Separation Date. Employee shall vest in each Performance-Based Restricted Stock Unit Award pro-rata based on the number of months of service during the performance period and the actual level of attainment of the applicable performance criteria. The vesting, settlement and other terms of the performance-Based Restricted Stock Unit Awards shall be governed by the respective agreements evidencing the Awards.

8. Release of Claims. In consideration of the payments and benefits described above, receipt of which Employee hereby acknowledges, Employee, on behalf of himself, his heirs, executors, administrators and assigns, and each of them, hereby fully and unconditionally releases the Company, SJW Group, and all of their respective subsidiaries and affiliates, each entity managed or advised by any of them, past, present, and future, and all of their respective managers, directors, officers, agents, attorneys, employees, partners, members/stockholders, representatives, benefit plan fiduciaries, assigns, and successors, past and present, each of them (collectively, in their individual and representative capacities, the “Released Parties”), from and with respect to any and all legally waivable claims, complaints, rights, suits and actions, which Employee ever had, now has or may have against the Released Parties up to the date Employee signs this Agreement, and particularly, but without limitation, any claims arising from or relating in any way to his employment relationship or the termination of his employment relationship with the Company. Such claims include, but are not limited to:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, right to receive, and actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002 except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code; the California Business and Professions Code, the California Unruh Act, the California Private Attorneys General Act, and any federal, state, local, and/or municipal statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic. This release shall also include any claims related to any action or inaction associated directly or indirectly with the COVID-19 pandemic to the maximum extent permitted by law;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing general releases, Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Agreement are related to sexual harassment or sexual abuse.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to written terms of any applicable employee benefit plan sponsored by the Company; (v) claims under the California Fair Employment and Housing Act and the Age Discrimination in Employment Act of 1967 or (vi) any claims that cannot be waived as a matter of law. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

9. California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

10. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf, or on behalf of any other person or entity against the Company or any of the other Releasees. Notwithstanding, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.

11. Trade Secrets and Confidential Information/Company Property. Employee agrees not to reveal any confidential, proprietary or trade secret information of the Company or any of the Releasees. Employee’s signature below constitutes Employee’s certification that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

12. DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.

13. Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Employee, the Company, or the other Releasees from: (i) disclosing information regarding unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee had reason to believe is unlawful; (ii) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal or state law; or (B) the EEOC, California’s Civil Rights Division, or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation. Employee is, however, waiving any right to recover money in connection with any agency charge or agency or judicial decision, including class or collective action rulings, other than bounty money properly awarded by the SEC.

14. Non-Disparagement. Except to the extent allowed under Paragraph 13, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. The Parties agree to issue the statement on Exhibit B attached hereto regarding Employee’s departure.

15. Cooperation. Employee agrees to fully cooperate with the Company and its counsel as it relates, in any way, to any issue or matter that may arise as the subject of litigation or administrative inquiry, which occurred during Employee’s employment with the Company. Full cooperation shall include, but is not limited to, review of documents, attendance at meetings, trial or administrative proceedings, depositions, interviews, or production of documents to the Company without the need of the subpoena process.

16. Breach. Employee acknowledges and agrees that any material breach of this Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement. Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing Employee’s obligations under this Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.

17. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.

18. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EACH PARTY SHALL SEPARATELY PAY FOR THEIR RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

20. Section 409A. The payments and benefits set forth in this Agreement are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). If it is determined that Section 409A applies to any payment or benefit under this Agreement, such payment or benefit shall be administered in accordance with Section 409A, including that (a) in no event may Employee, directly or indirectly, designate the calendar year of a payment and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, payment will be made in the later taxable year, (b) such amounts will only be paid in a manner and upon an event permitted by Section 409A (including the six month delay for payments made to “specified employees” (as defined in accordance with Section 409A) upon termination of employment, if applicable), (c) any amount that is payable upon termination of employment may only be made upon a “separation from service” under Section 409A, and (d) the right to a series of installment payments shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment. Employee will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.

All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (a) any reimbursement be for expenses incurred during the period specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a fiscal year not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other fiscal year, (c) the reimbursement of an eligible expense be made no later than the last day of the fiscal year following the year in which the expense is incurred, and (d) the right to reimbursement or in-kind benefits not be subject to liquidation or exchange for another benefit.

21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24. Attorneys’ Fees. In the event that either Party breaches this Agreement the prevailing Party shall be entitled to recover its costs and expenses, and reasonable attorneys’ fees,

25. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the SERP.

26. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.

28. Expiration of Agreement. Employee has until July 6, 2023, to sign this Agreement to execute it (the “Expiration Date”). This Agreement is null and void if the Company has not received a copy of the Agreement executed by the Employee on or before the Expiration Date. Electronic Transmission of the signed document, Docu-Sign, Electronic or Facsimile signature may be made to the Company’s representative: Stephanie Orosco, Vice President, Chief HR Officer at Stephanie Orosco, stephanie.orosco@sjwater.com

29. Counterparts. This Agreement may be executed in counterparts and by DocuSign or by electronic or handwritten signature, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a) Employee has read this Agreement;

(b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c) Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d) Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ANDREW R. GERE, an individual

Dated: July 6, 2023	/s/ Andrew R. Gere
Andrew R. Gere

SAN JOSE WATER COMPANY

Dated: July 6, 2023	By:	/s/ Stephanie Orosco
Stephanie Orosco
Vice President, Chief HR Officer

EXHIBIT A

SUPPLEMENTAL RELEASE

This Supplemental Release, which is Exhibit A to the Transition and Separation Agreement and Release (the “Agreement”), is entered into by and between San Jose Water Company (the “Company”) and Andrew R. Gere. Any term not otherwise defined herein shall have the meaning ascribed in the Agreement.

1. Severance. In consideration for waiving his rights to claims under this Supplemental Release, and provided this Supplemental Release is timely executed and not revoked, and subject to his compliance with the terms of the Agreement and this Supplemental Release, the Company shall pay Employee One Hundred Eighty Thousand Dollars and Zero Cents ($180,000.00) less applicable tax withholdings and other lawful deductions (“Severance Payment”). The Severance Payment will be reported on a Form W-2 issued to Employee. The Severance Payment will be paid in one lump sum within 30 days following the execution of this Supplemental Release. The Company shall also transfer to Employee, as his personal property and in consideration of his execution hereof, title to the company vehicle he used during his employment in 2023. The current market value of the vehicle will be included in compensation reported on the Form W-2 issued to the Employee. Employee shall pay the Company for his portion of the employment taxes on this value. All taxes and other fees related to the transfer and all expenses related to future service and upkeep of the vehicle will be borne by Employee. Employee may also retain the mobile cellphone number he used during his employment.

2. Release of Claims. In consideration of the payments and benefits described above, Employee on behalf of himself, his heirs, executors, administrators and assigns, and each of them, hereby fully and unconditionally releases the Company, SJW Group, and all of their respective subsidiaries and affiliates, each entity managed or advised by any of them, past, present, and future, and all of their respective managers, directors, officers, agents, attorneys, employees, partners, members/stockholders, representatives, benefit plan fiduciaries, assigns, and successors, past and present and each of them [collectively, in their individual and representative capacities, the “Released Parties”], from and with respect to any and all legally waivable claims, complaints, rights, suits and actions, which Employee ever had, now has or may have against the Released Parties up to the date Employee signs this Supplemental Release, and particularly, but without limitation, any claims arising from or relating in any way to his employment relationship or the termination of his employment relationship with the Company. Such claims include, but are not limited to:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, right to receive, and actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002 except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code; the California Fair Employment and Housing Act; the California Business and Professions Code, the California Unruh Act, the California Private Attorneys General Act, and any federal, state, local, and/or municipal statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic. This release shall also include any claims related to any action or inaction associated directly or indirectly with the COVID-19 pandemic to the maximum extent permitted by law;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Supplemental Release; and

h. any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing general releases, Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse, and none of the payments set forth as consideration in this Supplemental Release are related to sexual harassment or sexual abuse.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to written terms of any applicable employee benefit plan sponsored by the Company; or (v) any claims that cannot be waived as a matter of law. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

3. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Supplemental Release. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release after receiving it; (c) Employee has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release; and (d) this Supplemental Release shall not be effective until after the revocation period has expired. Employee recognizes that any changes to this Supplemental Release, material or not, do not affect the running of the 21-day period. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release.

4. California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than (a) payment of vested amounts payable under the Company’s qualified retirement plans, the Company’s Cash Balance Executive Supplemental Retirement Plan and the Special Deferral Election Plan, which amounts will be paid in accordance with the terms of those plans, (b) the consideration set forth in this Agreement and (c) the vesting of the Performance-Based Equity Awards, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, severance, fees, reimbursable expenses, commissions, stock, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under applicable federal, state or local leave law, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.

6. Incorporation of Agreement Provisions. Employee and the Company agree that all the provisions in the Agreement apply to this Supplemental Release. No other monies are owed to Employee and all Company property has been returned.

7. Expiration of Agreement. This Agreement is executable until 10 days after the Separation Date (the “Expiration Date”). This Agreement is null and void if the Company has not received a copy of the Agreement executed by the Employee on or before the Expiration Date, and is null and void if Employee revokes it.

8. Entire Agreement. The Parties agree that the Agreement and this Supplemental Release, constitutes the entire agreement between the parties regarding the subject matter. Other than the Agreement and this Supplemental Release, all prior or contemporaneous negotiations, agreements, understandings, or representations are expressly superseded hereby and are of no further force and effect. This Supplemental Release may only be modified in a written document signed by Employee and an authorized representative of the Company.

The parties knowingly and voluntarily sign this Supplemental Release.

DO NOT SIGN BEFORE THE SEPARATION DATE.

ANDREW R. GERE, an individual

Dated: ________________
Andrew R. Gere

SAN JOSE WATER COMPANY

Dated: _______________	By:
Stephanie Orosco
Vice President, Chief HR Officer

EXHIBIT B

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, San Jose Water Company (“SJWC”) and Mr. Andrew R. Gere, President of SJWC, agreed Mr. Gere will be resigning from SJWC, effective July 20, 2023. On June 26, 2023, Bruce A. Hauk, the Chief Operating Officer of SJW Group, assumed Mr. Gere’s duties and responsibilities until SJWC names a new President. SJWC sincerely thanks Mr. Gere for his 27 years of service and wishes him all the best in his future endeavors.